ZAIS Group Holdings, Inc. Reports Third Quarter 2017 Results

RED BANK, N.J., Nov. 13, 2017 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three and nine months ended September 30, 2017. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and, until October 31, 2016, ZAIS Financial Corp. ("ZFC REIT"), a publicly traded real estate investment trust (collectively, the "ZAIS Managed Entities"). References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

THIRD QUARTER 2017 HIGHLIGHTS

A summary of the Company's results for the three and nine months ended September 30, 2017 and September 30, 2016 are set forth below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
U.S. GAAP
Net income/(loss)	$1.6	$1.6	$(3.4)	$(9.7)
Net income/(loss) per diluted weighted average share outstanding applicable to ZAIS GroupHoldings, Inc.	$0.03	$(0.02)	$(0.31)	$(0.66)
Net income/(loss) before income taxes	$1.6	$1.6	$(3.4)	$(9.7)
Non-GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$0.6	$(0.3)	$(6.6)	$(13.4)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$0.03	$(0.02)	$(0.31)	$(0.66)
Adjusted EBITDA	$0.8	$1.1	$(5.1)	$(9.5)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

CONSOLIDATED GAAP RESULTS

Operating Results – Third Quarter Ended September 30, 2017

The Company recorded GAAP net income for the three months ended September 30, 2017 of $1.6 million compared with GAAP net income of $1.6 million for the three months ended September 30, 2016. For the quarter ending September 30, 2017, there was an increase in revenues of $2.0 million, a decrease in expenses of $0.2 million, offset by a decrease in other income of $2.2 million, as compared to the same period ending September 30, 2016. The GAAP results include the results of funds and structured financing entities which are consolidated by the Company (the "Consolidated Funds").

Total revenues increased by $2.0 million primarily due to a $0.9 million increase in incentive income that was primarily driven by an increase of $1.9 million for certain funds that were crystalized during the current quarter, offset by a decrease of $1.0 million in incentive fees attributable to a fund that generated incentive fees in the prior year period, but was liquidated in the prior year so no incentive fees were realized in the current period. Management fees increased by $0.6 million due to $0.9 million of fees recognized for certain ZAIS managed CLOs that were not recognized in the comparable prior year period and $0.6 million driven by increased performance of certain ZAIS Managed Entities in the current quarter. These favorable management fee variances were offset by a decrease of $0.7 million due to the termination of the management agreement between ZAIS REIT Management and ZFC REIT and a decrease of $0.2 million due to the liquidation of certain managed accounts. Revenues also increased due to a $0.4 million increase in reimbursement revenue relating to the reimbursement from certain ZAIS Managed Entities for research and data services expenses incurred by ZAIS Group during the current quarter and paid directly to vendors by ZAIS Group and a $0.1 million increase in income of Consolidated Funds related to ZAIS Zephyr A-6 LP's ("Zephyr A-6") investments in unconsolidated ZAIS managed CLOs.

Total expenses decreased by $0.2 million primarily due to a $1.1 million decrease in compensation and benefits offset, by a $0.7 million increase in general, administrative and other expenses and a $0.2 million increase in expenses of Consolidated Funds. Compensation and benefits decreased primarily due to a $1.2 million decrease in equity compensation expense relating to the reduction in outstanding equity compensation units resulting from the cancellation in December 2016 of all of ZGP's Class B-0 Units held by certain employees in consideration of the receipt by such employees in substitution therefor (as elected by each employee) of RSUs (which fully vested on March 17, 2017) or the right to receive cash (which was paid on March 22, 2017). General, administrative and other expenses increased by $0.7 million primarily due to an increase of $0.4 million in expenses relating to research and data services borne by ZAIS Group and paid directly by ZAIS Group to vendors which are reimbursable from certain ZAIS Managed Entities, an increase of $0.1 million in expenses relating to research and data services incurred by ZAIS Group and paid directly to vendors by ZAIS Group relating to the management of the ZAIS Managed Entities and an increase of $0.3 million relating to legal fees offset, by a net decrease of $0.1 million in other general and administrative costs.

Other income decreased by $2.2 million primarily due to a $2.8 million decrease in net gain (loss) on Consolidated Funds' investments related to Zephyr A-6 offset by a $0.6 million increase in net gain on beneficial interest of consolidated collateralized financing entity which relates to Zephyr A-6's investment in ZAIS CLO 5.

Operating Results – Nine Months Ended September 30, 2017

The Company recorded GAAP net loss for the nine months ended September 30, 2017 of $(3.4) million compared with a GAAP net loss of $(9.7) million for the nine months ended September 30, 2016. The decrease of $6.3 million in GAAP net loss was primarily driven by an increase in revenues of $5.8 million and a decrease in expenses of $2.7 million, offset by a decrease in other income of $2.3 million.

ACQUISITION PROPOSAL

On September 5, 2017, Z Acquisition LLC entered into a share purchase agreement with Ramguard LLC pursuant to which Z Acquisition LLC will acquire 6,500,000 shares of Class A Common Stock of the Company at a purchase price of $4.00 per share for a combination of cash and a note (the "Ramguard Agreement"). After giving effect to the Ramguard Agreement, Christian Zugel would hold, directly or indirectly, 6,800,000 shares of the Class A Common Stock and 3,325,000 Class A Units of ZGP.

On September 5, 2017, the Special Committee of the Board of Directors of the Company received a letter (the "Letter") from Christian Zugel seeking to pursue discussions with the Special Committee to take the Company private by acquiring the issued and outstanding shares of Class A Common Stock of the Company, other than shares held by Christian Zugel and his affiliates, at $4.00 per share in an all cash transaction by way of a merger. A copy of the Letter is included as Exhibit 99.1 in the 8K filed with the SEC on September 7, 2017. Discussions between Christian Zugel and the Special Committee are continuing. There is no assurance that an agreement will be reached.

CONSOLIDATED NON-GAAP RESULTS

Please see the discussion of "Non-GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such Non-GAAP financial measures to the respective GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's GAAP net income (loss) and non-GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the GAAP net income (loss) and non-GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of September 30, 2017, the Company had cash and cash equivalents, on an unconsolidated basis, of $16.2 million and no debt obligations.

THIRD QUARTER 2017 SUPPLEMENTAL INFORMATION

The Company's Third Quarter 2017 Supplemental Information – September 30, 2017, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding consolidating effects of Consolidated Funds of ZAIS Group, compensation expense related to a portion of net operating income of ZAIS Group payable to certain employees of ZAIS Group, compensation expense related to incentive income in the form of percentage interests being recorded before related incentive income is recognized, equity-based compensation, severance, taxes, interest expense, depreciation and amortization expenses, goodwill impairment, foreign currency and certain other non-cash and non-operating items.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition (Unaudited) (Dollars in thousands, except share amounts)

	September 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$16,241	$38,712
Income and fees receivable	6,264	8,805
Investments in affiliates, at fair value	10,153	5,273
Due from related parties	958	734
Property and equipment, net	222	274
Prepaid expenses	1,457	906
Other assets	371	348
Assets of Consolidated Funds
Cash and cash equivalents	37	37,080
Investments, at fair value	63,607	404,365
Due from broker	—	16,438
Receivable for securities sold	38,700	—
Other assets	1,620	1,210
Total Assets	$139,630	$514,145

Liabilities and Equity
Liabilities
Notes payable	$—	$1,263
Compensation payable	7,162	7,836
Due to related parties	31	31
Fees payable	61	2,439
Other liabilities	1,251	1,127
Liabilities of Consolidated Funds
Notes payable of consolidated CLO, at fair value	—	384,901
Payables for securities purchased	38,034	—
Due to broker	—	24,462
Other liabilities	236	2,121
Total Liabilities	46,775	424,180

Commitments and Contingencies

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 14,480,782 and 13,900,917 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding.	—	—
Additional paid-in capital	64,278	63,413
Retained earnings (Accumulated deficit)	(23,376)	(18,965)
Accumulated other comprehensive income (loss)	(49)	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,854	44,379
Non-controlling interests in ZAIS Group Parent, LLC	19,609	22,258
Non-controlling interests in Consolidated Funds	32,392	23,328
Total Equity	92,855	89,965
Total Liabilities and Equity	$139,630	$514,145

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss) (Unaudited) (Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Management fee income	$4,223	$3,654	$11,019	$10,794
Incentive income	4,559	3,614	7,740	3,909
Reimbursement revenue	418	—	1,295	—
Other revenues	77	79	247	238
Income of Consolidated Funds	85	—	489	—
Total Revenues	9,362	7,347	20,790	14,941
Expenses
Compensation and benefits	5,775	6,908	18,808	23,914
General, administrative and other	3,712	2,963	11,260	9,123
Depreciation and amortization	118	79	229	206
Expenses of Consolidated Funds	210	16	283	64
Total Expenses	9,815	9,966	30,580	33,307
Other income (loss)
Net gain (loss) on investments	81	46	195	83
Other income (expense)	32	53	48	745
Net gain (loss) of Consolidated Funds' investments	1,304	4,115	4,018	7,808
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	620	—	2,118	—
Total Other Income (Loss)	2,037	4,214	6,379	8,636
Income (loss) before income taxes	1,584	1,595	(3,411)	(9,730)
Income tax (benefit) expense	9	(21)	19	(12)
Consolidated net income (loss), net of tax	1,575	1,616	(3,430)	(9,718)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(8)	(61)	31	(262)
Total Comprehensive Income (Loss)	$1,567	$1,555	$(3,399)	$(9,980)

Allocation of Consolidated Net Income (Loss), net of tax
Non-controlling interests in Consolidated Funds	$977	$1,902	$3,184	$3,688
Stockholders' equity, ZAIS Group Holdings, Inc.	403	(286)	(4,411)	(9,196)
Non-controlling interests in ZAIS Group Parent, LLC	195	—	(2,203)	(4,210)
Total Allocation of Consolidated Net Income (Loss), net of tax	$1,575	$1,616	$(3,430)	$(9,718)

Allocation of Total Comprehensive Income (Loss)
Non-controlling interests in Consolidated Funds	$977	$1,902	$3,184	$3,688
Stockholders' equity, ZAIS Group Holdings, Inc.	398	(326)	(4,390)	(9,370)
Non-controlling interests in ZAIS Group Parent, LLC	192	(21)	(2,193)	(4,298)
Total Allocation of Total Comprehensive Income (Loss)	$1,567	$1,555	$(3,399)	$(9,980)

Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$0.03	$(0.02)	$(0.31)	$(0.66)
Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$0.03	$(0.02)	$(0.31)	$(0.66)

Weighted average shares of Class A common stock outstanding:
Basic	14,480,782	13,900,917	14,315,387	13,887,997
Diluted	21,480,782	20,900,917	21,315,387	20,887,997

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	September 30, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$16,241	—	—	16,241
Income and fees receivable	6,264	—	—	6,264
Investments in affiliates, at fair value	43,868	—	(33,715)	10,153
Due from related parties	958	—	—	958
Property and equipment, net	222	—	—	222
Prepaid expenses	1,457	—	—	1,457
Other assets	371	—	—	371
Assets of Consolidated Funds
Cash and cash equivalents	—	37	—	37
Investments, at fair value	—	63,607	—	63,607
Receivable for securities sold	—	38,700	—	38,700
Other assets	—	2,033	(413)	1,620
Total Assets	$69,381	104,377	(34,128)	139,630
Liabilities and Equity
Liabilities
Compensation payable	$7,162	—	—	7,162
Due to related parties	31	—	—	31
Fees payable	474	—	(413)	61
Other liabilities	1,251	—	—	1,251
Liabilities of Consolidated Funds
Notes payable of consolidated CLO	—	—	—	—
Payables for securities purchased	—	38,034	—	38,034
Other liabilities	—	236	—	236
Total Liabilities	8,918	38,270	(413)	46,775

Commitments and Contingencies

Equity
Preferred Stock
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	64,278	—	—	64,278
Retained earnings (Accumulated deficit)	(23,376)	—	—	(23,376)
Accumulated other comprehensive income (loss)	(49)	—	—	(49)
Total stockholders' equity, ZAIS Group Holdings, Inc.	40,854	—	—	40,854
Non-controlling interests in ZAIS Group Parent, LLC	19,609	—	—	19,609
Non-controlling interests in Consolidated Funds	—	66,107	(33,715)	32,392
Total Equity	60,463	66,107	(33,715)	92,855
Total Liabilities and Equity	$69,381	104,377	(34,128)	139,630

	December 31, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$38,712	$—	$—	$38,712
Income and fees receivable	8,805	—	—	8,805
Investments in affiliates, at fair value	29,554	—	(24,281)	5,273
Due from related parties	734	—	—	734
Property and equipment, net	274	—	—	274
Prepaid expenses	906	—	—	906
Other assets	348	—	—	348
Assets of Consolidated Funds
Cash and cash equivalents	—	37,080	—	37,080
Investments, at fair value	—	423,871	(19,506)	404,365
Due from broker	—	16,438	—	16,438
Other assets	—	1,254	(44)	1,210
Total Assets	$79,333	$478,643	$(43,831)	$514,145
Liabilities and Equity
Liabilities
Notes payable	$1,263	$—	$—	$1,263
Compensation payable	7,836	—	—	7,836
Due to related parties	31	—	—	31
Fees payable	2,439	—	—	2,439
Other liabilities	1,127	—	—	1,127
Liabilities of Consolidated Funds
Notes payable of consolidated CLO	—	404,407	(19,506)	384,901
Due to broker	—	24,462	—	24,462
Other liabilities	—	2,165	(44)	2,121
Total Liabilities	12,696	431,034	(19,550)	424,180

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	63,413	—	—	63,413
Retained earnings (Accumulated deficit)	(18,965)	—	—	(18,965)
Accumulated other comprehensive income (loss)	(70)	—	—	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	—	—	44,379
Non-controlling interests in ZAIS Group Parent, LLC	22,258	—	—	22,258
Non-controlling interests in Consolidated Funds	—	47,609	(24,281)	23,328
Total Equity	66,637	47,609	(24,281)	89,965
Total Liabilities and Equity	$79,333	$478,643	$(43,831)	$514,145

	Three Months Ended September 30, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$4,401	—	(178)	4,223
Incentive income	4,559	—	—	4,559
Reimbursement revenue	418	—	—	418
Other revenues	77	—	—	77
Income of Consolidated Funds	—	2,163	(2,078)	85
Total Revenues	9,455	2,163	(2,256)	9,362
Expenses
Compensation and benefits	5,775	—	—	5,775
General, administrative and other	4,085	—	(373)	3,712
Depreciation and amortization	118	—	—	118
Expenses of Consolidated Funds	—	210	—	210
Total Expenses	9,978	210	(373)	9,815
Other Income (loss)
Net gain (loss) on investments	1,098	—	(1,017)	81
Other income (expense)	32	—	—	32
Net gains (losses) of Consolidated Funds' investments	—	41	1,263	1,304
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	—	620	620
Total Other Income (Loss)	1,130	41	866	2,037
Income (loss) before income taxes	607	1,994	(1,017)	1,584
Income tax (benefit) expense	9	—	—	9
Consolidated net income (loss), net of tax	598	1,994	(1,017)	1,575
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(8)	—	—	(8)
Total Comprehensive Income (Loss)	$590	1,994	(1,017)	1,567

	Three months Ended September 30, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$3,872	$—	$(218)	$3,654
Incentive income	3,614	—	—	3,614
Other revenues	79	—	—	79
Total Revenues	7,565	—	(218)	7,347
Expenses
Compensation and benefits	6,908	—	—	6,908
General, administrative and other	2,963	—	—	2,963
Depreciation and amortization	79	—	—	79
Expenses of Consolidated Funds	—	234	(218)	16
Total Expenses	9,950	234	(218)	9,966
Other Income (loss)
Net gain (loss) on investments	2,025	—	(1,979)	46
Other income (expense)	53	—	—	53
Net gains (losses) of Consolidated Funds' investments	—	4,115	—	4,115
Total Other Income (Loss)	2,078	4,115	(1,979)	4,214
Income (loss) before income taxes	(307)	3,881	(1,979)	1,595
Income tax (benefit) expense	(21)	—	—	(21)
Consolidated net income (loss), net of tax	(286)	3,881	(1,979)	1,616
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(61)	—	—	(61)
Total Comprehensive Income (Loss)	$(347)	$3,881	$(1,979)	$1,555

	Nine Months Ended September 30, 2017
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$11,526	—	(507)	11,019
Incentive income	7,740	—	—	7,740
Reimbursement revenue	1,295	—	—	1,295
Other revenues	247	—	—	247
Income of Consolidated Funds	—	5,781	(5,292)	489
Total Revenues	20,808	5,781	(5,799)	20,790
Expenses
Compensation and benefits	18,808	—	—	18,808
General, administrative and other	11,924	—	(664)	11,260
Depreciation and amortization	229	—	—	229
Expenses of Consolidated Funds	—	283	—	283
Total Expenses	30,961	283	(664)	30,580
Other Income (loss)
Net gain (loss) on investments	3,510	—	(3,315)	195
Other income (expense)	48	—	—	48
Net gains (losses) of Consolidated Funds' investments	—	1,001	3,017	4,018
Net gain (loss) on beneficial interest of consolidated collateralized financing entity	—	—	2,118	2,118
Total Other Income (Loss)	3,558	1,001	1,820	6,379
Income (loss) before income taxes	(6,595)	6,499	(3,315)	(3,411)
Income tax (benefit) expense	19	—	—	19
Consolidated net income (loss), net of tax	(6,614)	6,499	(3,315)	(3,430)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	31	—	—	31
Total Comprehensive Income (Loss)	$(6,583)	6,499	(3,315)	(3,399)

	Nine months Ended September 30, 2016
	ZAIS	Consolidated Funds	Consolidating Entries	Consolidated
	( Dollars in Thousands )
Revenues
Management fee income	$11,012	$—	$(218)	$10,794
Incentive income	3,909	—	—	3,909
Other revenues	238	—	—	238
Total Revenues	15,159	—	(218)	14,941
Expenses
Compensation and benefits	23,914	—	—	23,914
General, administrative and other	9,123	—	—	9,123
Depreciation and amortization	206	—	—	206
Expenses of Consolidated Funds	—	282	(218)	64
Total Expenses	33,243	282	(218)	33,307
Other Income (loss)
Net gain (loss) on investments	3,921	—	(3,838)	83
Other income (expense)	745	—	—	745
Net gains (losses) of Consolidated Funds' investments	—	7,808	—	7,808
Total Other Income (Loss)	4,666	7,808	(3,838)	8,636
Income (loss) before income taxes	(13,418)	7,526	(3,838)	(9,730)
Income tax (benefit) expense	(12)	—	—	(12)
Consolidated net income (loss), net of tax	(13,406)	7,526	(3,838)	(9,718)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(262)	—	—	(262)
Total Comprehensive Income (Loss)	$(13,668)	$7,526	$(3,838)	$(9,980)

The following tables present the reconciliations of our consolidated GAAP net income, net of tax, to (i) our non-GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) and (ii) our non-GAAP financial measure of Adjusted EBITDA:

	Three Months Ended September 30,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$1,575	$1,616
Add back: Elimination of Management fee income	178	218
Less: Income of Consolidated Funds	(85)	—
Less: Elimination of rebate expense	(373)	—
Add back: Elimination of Net gain (loss) on investments	1,017	1,979
Add back: Expenses of Consolidated Funds	210	16
Net (gain) loss on Consolidated Funds' investments	(1,304)	(4,115)
Net (gain) loss on beneficial interest of consolidated collateralized financing entity	(620)	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	598	(286)

Add back: Tax expense	9	(21)
Add back: Compensation attributable to equity compensation	68	1,269
Add back: Severance costs	—	27
Add back: Depreciation and amortization	118	79
Adjusted EBITDA – Non-GAAP	$793	$1,068

	Nine Months Ended September 30,
	2017	2016
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$(3,430)	$(9,718)
Add back: Elimination of Management fee income	507	218
Less: Income of Consolidated Funds	(489)	—
Less: Elimination of fee rebate expense	(664)	—
Add back: Elimination of Net gain (loss) on investments	3,315	3,838
Add back: Expenses of Consolidated Funds	283	64
Net (gain) loss on Consolidated Funds' investments	(4,018)	(7,808)
Net (gain) loss on beneficial interest of consolidated collateralized financing entity	(2,118)	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	(6,614)	(13,406)

Add back: Tax expense	19	(12)
Add back: Compensation attributable to equity compensation	1,236	2,951
Add back: Severance costs	72	789
Add back: Depreciation and amortization	229	206
Adjusted EBITDA – Non-GAAP	$(5,058)	$(9,472)

ABOUT ZAIS GROUP HOLDINGS, INC.

ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $4.144 billion of assets under management as of September 30, 2017. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the inability of the Company to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations, 732-450-7440